November 25, 2003

Securities and Exchange Commission
Mail Stop11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

We have read Item 77K of Rydex Series Fund's Form N-SAR dated
November 25, 2003, and we agree with the statements made therein.

Yours truly,

Deloitte & Touche LLP
New York, New York